SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 8, 1999
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      ------------------------------           -------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      ------------------------------           -------------------
     (Address of Principal Executive Offices)       (Zip Code)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
              ----------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)


                                   ITEM 5.  OTHER EVENTS


FX ENERGY, INC. announced on September 8, 1999, that flow testing is underway to determine the commercial potential of the Lachowice #7 well in FX Energy's appraisal/ development project in the Carpathian region of southern Poland. The project is covered under a farm-in agreement with the Polish Oil and Gas Company
(POGC) to reenter and test up to three shut-in gas wells previously discovered by POGC.

The Lachowice #7 well is currently flowing gas from perforations in the upper Devonian, at depths from 9,082 to 9,256 feet. The flow rate is being controlled under a predetermined testing plan. Following the initial flow-testing period of up to two weeks, plans call for the well to be shut-in for a number of weeks to allow pressure build-up in order to appraise the commercial potential of the gas reservoir.

FX Energy and its partners are exploring and evaluating approximately 15.8 million acres in Poland - the equivalent of about twenty percent of this central European country. In addition, FX is pursuing low risk production enhancement/development projects to complement its ongoing long-term exploration program in Poland.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 8, 1999          FX ENERGY, INC.


                                   By: /s/ Scott J. Duncan, Vice President